UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

Coeur Mining, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

To: Coeur Employees

From: Mitch Krebs

Date: October 4, 2024

EMAIL SUBJECT LINE: Company Update:  Coeur Announces Acquisition of SilverCrest Metals, Inc.

Dear team,

I am pleased to share that we announced the signing of a definitive agreement to acquire Vancouver-based SilverCrest Metals Inc this morning.  SilverCrest operates the Las Chispas underground mine, one of the world’s highest-grade, lowest-cost silver and gold operations located in Sonora, Mexico.

Upon closing, we expect this acquisition to add meaningful, immediate, and high-quality production and cash flow to our Company.  Together with the silver production from Rochester and Palmarejo, the addition of Las Chispas positions Coeur Mining as a leading global silver company.  The addition of the Las Chispas mine is also expected to improve our cost profile, materially increase our free cash flow, and allow us to accelerate our debt reduction initiatives.  You may view key benefits of this transaction in our press release found here: https://www.coeur.com/investors/news/default.aspx

With this acquisition, we will welcome approximately 300 employees and 700 contractors from the Las Chispas team into the Coeur organization. The Las Chispas team has done an outstanding job responsibly advancing from discovery to stable production in nine years. Similar to Coeur’s community and environmental stewardship, the Las Chispas team has taken significant measures to support local communities through water infrastructure planning, advancing solar initiatives, and actively partnering with local, state, and federal agencies, as well as nearby farmers and ranchers.

As we continue to work toward the transaction's expected closing in the first quarter of 2025, our management team remains committed to collaborating with the SilverCrest team for a seamless integration.

For our Coeur employees, in and outside of Mexico, it’s important to note that this acquisition does not impact the operations at any of our US, Canadian or Mexican sites.

A broad group of individuals has worked tirelessly to allow us to make today’s announcement. These individuals have directly impacted the exciting future of our Company, and I am sincerely grateful for their efforts.

I look forward to sharing more information with you as we progress through relevant approvals and approach the closing. In the meantime, please reach out to your manager with any questions or send inquiries to CorporateCommunications@coeur.com.

Sincerely,
Mitch

No Offer or Solicitation

Communications in the news release do not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the proposed Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Important Additional Information

In connection with the Transaction, Coeur and SilverCrest intend to file materials with the Securities and Exchange Commission (the “SEC”) and on SEDAR+, as applicable. Coeur intends to file a definitive proxy statement on Schedule 14A (the “Proxy Statement”) with the SEC in connection with the solicitation of proxies to obtain Coeur stockholder approval of (A) the issuance of shares of common stock of Coeur in connection with the Transaction (the “Stock Issuance”) and (B) the amendment of the Coeur certificate of incorporation to increase the number of authorized shares of Coeur common stock (the “Charter Amendment”), and SilverCrest intends to file a notice of the SilverCrest shareholder meeting and accompanying management information circular (the “Circular”) with the Toronto Stock Exchange and on SEDAR+ in connection with the solicitation of proxies to obtain SilverCrest shareholder approval of the Transaction. After the Proxy Statement is cleared by the SEC, Coeur intends to mail a definitive Proxy Statement to the stockholders of Coeur. This communication is not a substitute for the Proxy Statement, the Circular or for any other document that Coeur or SilverCrest may file with the SEC or on SEDAR+ and/or send to Coeur stockholders and/or SilverCrest’s shareholders in connection with the Transaction. INVESTORS AND SECURITY HOLDERS OF COEUR AND SILVERCREST ARE URGED TO CAREFULLY AND THOROUGHLY READ THE PROXY STATEMENT AND THE CIRCULAR, RESPECTIVELY, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY COEUR AND/OR SILVERCREST WITH THE SEC OR ON SEDAR+, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT COEUR, SILVERCREST, THE TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Stockholders of Coeur and shareholders of SilverCrest will be able to obtain free copies of the Proxy Statement and the Circular, as each may be amended from time to time, and other relevant documents filed by Coeur and/or SilverCrest with the SEC or on SEDAR+ (when they become available) through the website maintained by the SEC at www.sec.gov or on SEDAR+ at www.sedarplus.ca, as applicable. Copies of documents filed with the SEC by Coeur will be available free of charge from Coeur’s website at www.coeur.com under the “Investors” tab or by contacting Coeur’s Investor Relations Department at (312) 489-5800 or investors@coeur.com. Copies of documents filed with the SEC or on SEDAR+ by SilverCrest will be available free of charge from SilverCrest’s website at www.silvercrestmetals.com under the “Investors” tab or by contacting SilverCrest’s Investor Relations Department at 604-694-1730 ext. 104.

Participants in the Solicitation

Coeur, SilverCrest and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Coeur’s stockholders and SilverCrest’s shareholders in connection with the Transaction. Information regarding the executive officers and directors of Coeur is included in its definitive proxy statement for its 2024 annual meeting under the headings “Proposal No. 1 – Election of Directors”, “Information about our Executive Officers”, “Compensation Discussion and Analysis”, and “Director Compensation”, which was filed with the SEC on April 4, 2024 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/215466/000114036124017966/ny20018623x1_def14a.htm. Information regarding the directors and certain executive officers of SilverCrest is included in its information circular and proxy statement for its 2024 annual meeting under the headings “Compensation of Executive Officers and Directors” and “Compensation Discussion and Analysis”, which was filed on SEDAR+ on April 18, 2024 and is available at https://www.silvercrestmetals.com/_resources/agm/2024-Information-Circular.pdf?v=093009. Additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement, the Circular and other materials when they are filed with the SEC or on SEDAR+ in connection with the Arrangement. Free copies of these documents may be obtained as described in the paragraphs above.

Cautionary Note to U.S. Investors

Coeur’s public disclosures are governed by the U.S. Securities Exchange Act of 1934, as amended, including Regulation S-K 1300 thereunder, whereas SilverCrest discloses estimates of “measured,” “indicated,” and “inferred” mineral resources as such terms are used in the JORC Code and Canada’s National Instrument 43-101. Although S-K 1300, the JORC Code, and NI 43-101 have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, they at times embody different approaches or definitions. Consequently, investors are cautioned that public disclosures by SilverCrest prepared in accordance with the JORC Code or NI 43-101 may not be comparable to similar information made public by companies, including Coeur, subject to S-K 1300 and the other reporting and disclosure requirements under the U.S. federal securities laws and the rules and regulations thereunder. The scientific and technical information concerning Coeur’s mineral projects in this communication have been reviewed and approved by a “qualified person” under Item 1300 of SEC Regulation S-K, namely Coeur’s Senior Director, Technical Services, Christopher Pascoe. The SilverCrest “qualified person” under NI 43-101 for this communication is N. Eric Fier, CPG, P.Eng, CEO for SilverCrest, who has reviewed and approved its contents.

Forward-Looking Statements and Cautionary Statements

Certain statements in this document concerning the proposed Transaction, including any statements regarding the expected timetable for completing the Arrangement, the results, effects, benefits and synergies of the Transaction, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding Coeur’s or SilverCrest’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include, but are not limited to, statements regarding Coeur’s or SilverCrest’s plans and expectations with respect to the proposed Transaction and the anticipated impact of the proposed Transaction on the combined company’s results of operations, financial position, growth opportunities and competitive position, including maintaining current Coeur and SilverCrest management, strategies and plans and integration. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the possibility that shareholders of SilverCrest may not approve the Transaction or stockholders of Coeur may not approve the Stock Issuance or the Charter Amendment; the risk that any other condition to closing of the Transaction may not be satisfied; the risk that the closing of the Transaction might be delayed or not occur at all; the anticipated timing of mailing proxy statements and circulars regarding the Transaction; the risk that the either Coeur or SilverCrest may terminate the Agreement and either Coeur or SilverCrest is required to pay a termination fee to the other party; potential adverse reactions or changes to business or employee relationships of Coeur or SilverCrest, including those resulting from the announcement or completion of the Transaction; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Coeur and SilverCrest; the effects of the business combination of Coeur and SilverCrest, including the combined company’s future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; the risk that Coeur or SilverCrest may not receive the required stock exchange and regulatory approvals of the Transaction; the expected listing of shares on the NYSE; the risk of any litigation relating to the proposed Transaction; the risk of changes in governmental regulations or enforcement practices; the effects of commodity prices, life of mine estimates; the timing and amount of estimated future production; the risks of mining activities; and the fact that operating costs and business disruption may be greater than expected following the public announcement or consummation of the Transaction. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for the combined company’s operations, gold and silver market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional factors that could cause results to differ materially from those described above can be found in Coeur’s Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent Quarterly Reports on Form 10-Q, which are on file with the SEC and available from Coeur’s website at www. coeur.com under the “Investors” tab, and in other documents Coeur files with the SEC and in SilverCrest’s annual information form for the year ended December 31, 2023, which is on file with the SEC and on SEDAR+ and available from SilverCrest’s website at www.silvercrestmetals.com under the “Investors” tab, and in other documents SilverCrest files with the SEC or on SEDAR+.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Coeur nor SilverCrest assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by applicable securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.